                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported)   May 13, 1997
                                                        -------------------



                            TICKETMASTER GROUP, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




      ILLINOIS                    0-21631                   36-3597489
-------------------            -------------           -------------------
  (State or other               (Commission               (IRS Employer
  jurisdiction of               File Number)           Identification No.)
  incorporation)


          8800 Sunset Boulevard, West Hollywood, CA             90069
       ----------------------------------------------         ----------
          (Address of principal executive offices)            (Zip Code)



      Registrant's telephone number, including area code    (310) 360-6000
                                                         --------------------



                                      N/A
------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          Item 2 is hereby amended and restated in its entirety as follows to accurately reflect the cash portion of the purchase price in the second paragraph:

               Pursuant to an Agreement of Purchase and Sale of Stock dated as of May 13, 1997, Ticketmaster Group, Inc. (the "Registrant"), through its wholly-owned subsidiary, Ticketmaster Canada Acquisition Limited, a Canada corporation (the "Acquisition Subsidiary"), acquired all of the issued and outstanding shares of capital stock (the "Acquisition") of Ticketmaster Canada Holdings Ltd., a British Columbia, Canada corporation ("TCH"), from the then existing shareholders of TCH (the "Selling Shareholders"). TCH is engaged, through its operating subsidiaries, in the automated ticket selling business for sports and other entertainment events taking place in the Canadian Provinces of British Columbia, Ontario, Alberta and Manitoba using the Registrant's software system and marks pursuant to licenses previously granted by the Registrant.

               The aggregate purchase price paid by the Registrant to the Selling Shareholders in connection with the Acquisition was Cdn. $44,650,000 (approximately U.S. $32,350,000) consisting of (i) approximately Cdn. $22,325,000 in cash and (ii) 1,115,531 Class B Shares of the Acquisition Subsidiary (which, for purposes of the Acquisition, were valued at U.S. $14.50 per share), of which approximately Cdn. $2,000,000 and 99,935 Class B Shares were deposited in escrow to secure certain indemnification obligations of the Selling Shareholders. Upon the occurrence and satisfaction, as applicable, of certain specified events and conditions relating to the operations of TCH, the purchase price will be increased by approximately 12.3%, payable on May 1, 1998 one-half in cash and one-half in Class B Shares of the Canadian Subsidiary, 10% of which may be subject to deposit in the aforesaid escrow under certain circumstances.

               The Class B Shares of the Acquisition Subsidiary are non-voting, non-participating shares of the Acquisition Subsidiary which track the shares of Common Stock of the Registrant, and the Selling Shareholders have the right, at any time, to exchange their Class B Shares for shares of Common Stock of the Registrant on a one-for-one basis, subject to adjustment. The Registrant has the right to require the Selling Shareholders to exchange their Class B Shares for shares of Common Stock of the Registrant at any time on or after January 1, 2001, or earlier if certain specified events occur. The purchase price was determined, pursuant to arms' length negotiations, as a multiple of average earnings from the ticketing and ticketing related businesses of TCH's operating subsidiaries before interest, taxes, depreciation and amortization for the fiscal years ended February 29, 1996 and February 28, 1997, with agreed upon adjustments. Of the cash portion of the purchase price paid at closing, U.S. $10,000,000 was borrowed under the Registrant's existing credit facility.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          Set forth on the following pages are the financial statements and related pro forma financial information required by this Item 7 pertaining to the acquisition by Ticketmaster Group, Inc., through its wholly-owned subsidiary, Ticketmaster Canada Acquisition Limited, a Canada corporation, of all of the issued and outstanding shares of capital stock of Ticketmaster Canada Holdings Ltd., a British Columbia, Canada corporation.




                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   TICKETMASTER GROUP, INC.


June 12, 1997                      By:  /s/ Peter B. Knepper
                                      ---------------------------------------
                                      Peter B. Knepper, Senior Vice President
                                      and Chief Financial Officer

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        -----
TICKETMASTER CANADA HOLDINGS LTD.
(Expressed in Canadian dollars)
  Independent Auditors' Report........................................................    F-2
  Consolidated Balance Sheets -- February 28, 1997 and February 29, 1996..............    F-3
  Consolidated Statements of Income and Retained Earnings -- Years ended February 28,
     1997, February 29, 1996 and February 28, 1995....................................    F-4
  Consolidated Statements of Changes in Financial Position -- Years ended February 28,
     1997, February 29, 1996 and February 28, 1995....................................    F-5
  Notes to Consolidated Financial Statements..........................................    F-6
TICKETMASTER GROUP, INC.
(Expressed in U.S. dollars)
  Pro Forma Combined Income Statement (unaudited).....................................   F-12
  Notes to Unaudited Pro Forma Financial Statements...................................   F-13

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Ticketmaster Canada Holdings Ltd.

     We have audited the consolidated balance sheets of Ticketmaster Canada Holdings Ltd. as at February 28, 1997 and February 29, 1996 and the consolidated statements of income and retained earnings and changes in financial position for the years ended February 28, 1997, February 29, 1996 and February 28, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these consolidated balance sheets present fairly, in all material respects, the financial position of the Company as at February 28, 1997 and February 29, 1996 and the statements of income and retained earnings and changes in financial position present fairly, in all material respects, the results of its operations and the changes in its financial position for the years ended February 28, 1997, February 29, 1996 and February 28, 1995 in accordance with generally accepted accounting principles.

KPMG
Chartered Accountants

Vancouver, Canada
May 13, 1997

                       TICKETMASTER CANADA HOLDINGS LTD.

                          CONSOLIDATED BALANCE SHEETS
                        (EXPRESSED IN CANADIAN DOLLARS)

                                     ASSETS

                                                                    FEBRUARY 28,    FEBRUARY 29,
                                                                        1997            1996
                                                                    ------------    ------------
Current assets:
  Cash and short-term investments.................................  $ 21,974,432    $ 16,689,784
  Accounts receivable:
     Ticket sales.................................................     2,239,844       2,759,034
     Other........................................................     2,041,405       1,454,506
  Receivable from affiliates......................................            --         386,887
  Receivable from shareholders....................................            --           8,512
  Inventory.......................................................            --          16,101
  Prepaid expenses and deposits...................................     1,055,395       1,052,624
                                                                    ------------    ------------
          Current assets..........................................    27,311,076      22,367,448
Property and equipment............................................     4,248,278       4,742,574
Rental property and equipment.....................................            --         292,274
Intangible and other assets, net..................................     2,564,683       2,202,068
Deferred income taxes.............................................       160,500         157,500
                                                                    ------------    ------------
                                                                    $ 34,284,537    $ 29,761,864
                                                                    ============    ============

                              LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of debt.........................................  $    533,324    $    744,347
  Accounts payable:
     Trade........................................................     1,788,749         823,906
     Clients......................................................    20,135,591      17,209,956
  Accrued liabilities.............................................     1,978,516       1,865,505
  Shareholder bonuses payable.....................................       262,886         700,000
  Income taxes payable............................................       932,220          66,063
  Deferred revenue................................................       585,170       1,048,993
                                                                    ------------    ------------
          Current liabilities.....................................    26,216,456      22,458,770
Long-term debt....................................................     1,257,073       1,050,621
Payable to shareholders...........................................            --         927,121
                                                                    ------------    ------------
Shareholders' equity:
  Share capital...................................................     6,587,528       2,531,577
  Retained earnings...............................................       223,480       2,793,775
                                                                    ------------    ------------
          Total shareholders' equity..............................     6,811,008       5,325,352
Commitments and contingencies.....................................
                                                                    ------------    ------------
                                                                    $ 34,284,537    $ 29,761,864
                                                                    ============    ============

          See accompanying notes to consolidated financial statements.

                       TICKETMASTER CANADA HOLDINGS LTD.

            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                        (EXPRESSED IN CANADIAN DOLLARS)

                                                                        YEAR ENDED
                                                      ----------------------------------------------
                                                      FEBRUARY 28,     FEBRUARY 29,     FEBRUARY 28,
                                                          1997             1996             1995
                                                      ------------     ------------     ------------
Revenue:
  Ticketing operations..............................  $ 34,868,202     $ 29,162,739     $ 31,188,405
  Other revenue.....................................     1,138,565        1,521,984          557,362
                                                       -----------      -----------      -----------
                                                        36,006,767       30,684,723       31,745,767

Expenses:
  Ticketing operations..............................    19,158,296       17,191,817       17,319,678
  Ticketing, selling, general and administrative....     9,304,008        8,472,548        8,054,097
  Shareholder bonuses...............................     1,410,859          775,778        2,019,949
  Depreciation and amortization.....................     1,414,790        1,380,166        1,202,757
  Interest..........................................       186,541          220,533          214,821
                                                       -----------      -----------      -----------
                                                        31,474,494       28,040,842       28,811,302
                                                       -----------      -----------      -----------
                                                         4,532,273        2,643,881        2,934,465
Other expenses (income).............................       471,390          (55,154)        (132,283)
                                                       -----------      -----------      -----------
Income before income taxes..........................     4,060,883        2,699,035        3,066,748

Income taxes:
  Current...........................................     1,927,808        1,009,954          985,266
  Deferred..........................................        (3,000)         120,803          313,881
                                                       -----------      -----------      -----------
                                                         1,924,808        1,130,757        1,299,147
                                                       -----------      -----------      -----------
Net income..........................................     2,136,075        1,568,278        1,767,601
Retained earnings (deficit), beginning of year......     2,793,775        1,654,732          (15,046)
                                                       -----------      -----------      -----------
                                                         4,929,850        3,223,010        1,752,555
Dividends...........................................       650,419          429,235           97,823
Reclassification of retained earnings into share
  capital...........................................     4,055,951               --               --
                                                       -----------      -----------      -----------
Retained earnings, end of year......................  $    223,480     $  2,793,775     $  1,654,732
                                                       ===========      ===========      ===========

          See accompanying notes to consolidated financial statements.

                       TICKETMASTER CANADA HOLDINGS LTD.

            CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION
                        (EXPRESSED IN CANADIAN DOLLARS)

                                                                          YEAR ENDED
                                                          ------------------------------------------
                                                          FEBRUARY 28,   FEBRUARY 29,   FEBRUARY 28,
                                                              1997           1996           1995
                                                          ------------   ------------   ------------
Cash provided by (used in):
Operations:
  Net income............................................  $  2,136,075   $  1,568,278   $  1,767,601
  Items not involving cash:
     Depreciation and amortization......................     1,414,790      1,380,166      1,202,757
     Equity (loss) of an affiliate......................         1,173        (82,293)      (173,368)
     Write-off of receivable from an affiliate..........       333,360             --             --
     Depreciation and amortization of rental property
       and equipment....................................        13,969         14,439         17,000
     Deferred income taxes..............................        (3,000)       120,803        313,881
     Loss (gain) on disposal of property and
       equipment........................................       102,828         (6,037)            --
  Net change in non-cash operating working capital......     4,564,330     (6,629,878)    10,188,585
                                                          ------------   ------------   ------------
                                                             8,563,525     (3,634,522)    13,316,456
Financing:
  Advances (repayments) from affiliated companies.......        53,527        (35,019)       (59,385)
  Repayment of long-term debt...........................      (711,958)    (1,176,288)      (217,680)
  Advances to shareholders..............................      (918,609)       110,918       (508,398)
  Dividends.............................................      (650,419)      (429,235)       (97,823)
  Proceeds from long-term debt..........................       872,557             --        690,000
  Increase (decrease) of obligations under capital
     lease..............................................      (165,170)        71,966        563,390
                                                          ------------   ------------   ------------
                                                            (1,520,072)    (1,457,658)       370,104
Investments:
  Proceeds from sale of rental property and equipment...       279,377             --             --
  Purchase of property and equipment....................      (745,063)      (841,985)    (2,201,605)
  Proceeds from sale of property and equipment..........        44,376         23,483         18,728
  Advances of convenience charge participations.........    (1,675,000)            --             --
  Repayment of advance convenience charge
     participation......................................       543,577             --             --
  Dividends received from an affiliate..................            --         96,075        236,741
  Proceeds (purchase) of rental property equipment......        (1,072)         1,397             --
  Advance note receivable...............................      (250,000)            --       (437,500)
  Reduction note receivable.............................        45,000             --             --
  Acquisition of ticketing rights.......................            --             --       (500,000)
                                                          ------------   ------------   ------------
                                                            (1,758,805)      (721,030)    (2,883,636)
                                                          ------------   ------------   ------------
Increase (decrease) in cash and short-term
  investments...........................................     5,284,648     (5,813,210)    10,802,924
Cash and short-term investments, beginning of year......    16,689,784     22,502,994     11,700,070
                                                          ------------   ------------   ------------
Cash and short-term investments, end of year............  $ 21,974,432   $ 16,689,784   $ 22,502,994
                                                          ============   ============   ============

          See accompanying notes to consolidated financial statements.

                       TICKETMASTER CANADA HOLDINGS LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        (EXPRESSED IN CANADIAN DOLLARS)

 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

     Ticketmaster Canada Holdings Ltd. (the "Company") is the leading provider of automated ticketing services in Canada with clients including the country's foremost entertainment facilities promoters and professional sports franchises. The Company provides automated ticketing services to organizations that sponsor events which enable patrons alternatives to purchasing tickets through operator-staffed call centers, the Internet and independent sales outlets remote to the facility box office.

PRINCIPLES OF CONSOLIDATION AND PRESENTATION

     The Company was formed by the amalgamation of certain companies principally Vancouver Ticket Center Ltd. and Ticketmaster Canada Inc. (the "Companies"), which amalgamation took place in contemplation of the acquisition of the Companies by Ticketmaster Group, Inc. in a transaction pursuant to an agreement dated May 13, 1997 (See Note 7). The amalgamation has been accounted for under the pooling-of-interest method whereby the assets and liabilities of the Companies are carried forward in the accounts of the Company at their carrying values in the records of the predecessor companies and the operations are the combined operations of the Companies. All intercompany balances and transactions have been eliminated.

     The Consolidated Balance Sheet at February 28, 1997 has been adjusted to give effect to certain transactions that occurred subsequent to that date relating to the acquisition of the Company by Ticketmaster Group, Inc. The adjustment gives affect to the settlement of all amounts due to or from shareholders along with a dividend and sale of non-ticketing assets to the former shareholders aggregating $260,000 and $157,422 respectively. Accordingly, the accompanying balance sheet at February 28, 1997 includes the assets acquired and liabilities assumed by Ticketmaster Group, Inc. in its acquisition of the amalgamated Companies.

ACCOUNTING PRINCIPLES

     These financial statements have been prepared based on accounting principles generally accepted in Canada. These accounting principles are not materially different from accounting principles generally accepted in the U.S. for the Company.

REVENUE RECOGNITION

     The Company recognizes convenience charge revenue as tickets are sold, and user fee revenue upon completion of the event.

RENTAL PROPERTY

     Rental property is recorded at the lower of cost or net recoverable amount. Depreciation is calculated using a declining-balance method at a rate of 4%.

                       TICKETMASTER CANADA HOLDINGS LTD.

                        (EXPRESSED IN CANADIAN DOLLARS)

 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation is computed using the following methods and annual rates:

                      ASSET                               BASIS                     RATE
        ----------------------------------  ---------------------------------     --------
        Building                            straight-line                         20 years
        Computer equipment                  declining-balance                     20% - 30%
        Furniture, fixtures and equipment   declining-balance                     20% - 30%
        Automobiles                         declining-balance                           30%
        Equipment under capital lease       straight-line over term of lease
        Leasehold improvements              straight-line over term of lease

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

 2. PROPERTY AND EQUIPMENT

     Property and Equipment consisted of the following:

                                                                           1997          1996
                                                         ACCUMULATED     NET BOOK      NET BOOK
                                             COST        DEPRECIATION     VALUE         VALUE
                                          -----------    -----------    ----------    ----------
    Land................................  $   600,000    $        --    $  600,000    $  600,000
    Buildings and leaseholds............    1,245,881        589,981       655,900       748,815
    Computer equipment..................    7,117,427      5,196,784     1,920,643     2,098,064
    Furniture and equipment.............    1,593,524        961,218       632,306       667,791
    Equipment under capital leases......      871,448        432,019       439,429       627,904
                                          -----------    -----------    ----------    ----------
                                          $11,428,280    $ 7,180,002    $4,248,278    $4,742,574
                                          ===========    ===========    ==========    ==========

 3. INTANGIBLE AND OTHER ASSETS, NET

     Intangible and other long term assets consisted of the following:

                                                                   FEBRUARY 28,    FEBRUARY 29,
                                                                       1997            1996
                                                                   ------------    ------------
    Acquired ticketing rights....................................   $   250,000     $   350,000
    Advances of participations in convenience charges............       731,423              --
    Cost in excess of assets acquired............................     1,190,760       1,413,395
    Note receivable..............................................       392,500         437,500
    Other........................................................            --           1,173
                                                                    -----------     -----------
                                                                    $ 2,564,683     $ 2,202,068
                                                                    ===========     ===========

                       TICKETMASTER CANADA HOLDINGS LTD.

                        (EXPRESSED IN CANADIAN DOLLARS)

 3. INTANGIBLE AND OTHER ASSETS, NET (CONTINUED)

     Acquired ticketing rights are recorded at cost and are being amortized over the lesser of the life of the contract or five years. Cost in excess of net assets acquired is recorded at cost and is being amortized on a straight-line basis over ten years.

     Advances of participations in convenience charges bear interest at bank prime plus 1.5% except at February 28, 1997 $171,776 is non-interest bearing. The advances will be repaid by applying certain ticket convenience charge participations payable by the Company to the promoters in 1998 through 2006.

     The Note Receivable is non-interest bearing and is being repaid through quarterly installments of $62,500 and by the application of certain fees payable by the Company to a ticketing services client in 1997, 1998 and 1999.

 4. LONG-TERM DEBT

     Long-term debt consisted of the following:

                                                                     1997           1996
                                                                  ----------     ----------
    Western Economic Diversification unsecured loan:
      Payable in monthly installments of $6,000 including
         interest at 7.34% per annum to July 1, 1997............  $   30,000     $   90,000
      Non interest bearing, payable in monthly installments of
         $6,000 commencing August 1, 1997.......................     268,217        270,000
                                                                  ----------     ----------
                                                                     298,217        360,000
      Term demand loan, payable in monthly installments of
         $3,333 plus interest at prime plus 1% per annum,
         secured by a general securities agreement with a fixed
         charge on certain equipment............................     106,667        146,667
      Term demand loan, payable in quarterly installments of
         $62,500 plus interest at prime plus 1% per annum,
         secured by a floating charge on all Company assets.....     872,557        217,234
      Term demand loan, payable in monthly installments of
         $20,883 plus interest at prime plus 1.25% secured by a
         registered general security agreement with a floating
         charge on all assets...................................          --        250,001
      Term demand loan, payable in monthly installments of
         $1,022 including interest at 7.75% per annum, secured
         by a mortgage on rental property (note 2)..............          --        141,317
      Capitalized lease obligations, plus interest at rates
         ranging from 6% to 10%.................................     511,313        676,483
      Other.....................................................       1,643          3,266
                                                                  ----------     ----------
                                                                   1,790,397      1,794,968
    Less: Current portion.......................................     533,324        744,347
                                                                  ----------     ----------
                                                                  $1,257,073     $1,050,621
                                                                  ==========     ==========

                       TICKETMASTER CANADA HOLDINGS LTD.

                        (EXPRESSED IN CANADIAN DOLLARS)

 4. LONG-TERM DEBT (CONTINUED)
     Principal repayments on long-term debt due in each of the next five years as follows:

                1998.............................................  $  533,324
                1999.............................................     558,485
                2000.............................................     492,031
                2001.............................................     194,557
                2002.............................................      12,000
                                                                   ----------
                                                                   $1,790,397
                                                                   ==========

5. SHARE CAPITAL

     The share capital of the Company is as follows:

     Authorized:

          50,000,000 class A voting common shares without par value

          50,000,000 class B voting common shares with a par value of $0.001 per share

          50,000,000 class C non-voting common shares with a par value of $0.001 per share

          50,000,000 class A non-voting preferred shares with a par value of
                     $0.01 per share, redeemable at $100 per share

          50,000,000 class B non-voting preferred shares without par value, redeemable at $1 per share

     Issued:

                                                                           FEBRUARY 28,
                                                                               1997
                                                                           ------------
           293,530 class A common shares.................................   $    47,422
             1,000 class B common shares.................................             1
        12,887,761 class C common shares.................................        12,888
        15,642,802 class B preferred shares..............................     6,527,217
                                                                            -----------
                                                                            $ 6,587,528
                                                                            ===========

 6. COMMITMENTS AND CONTINGENCY

     The Company has entered into operating leases for office premises, equipment and automobiles. Minimum annual lease payments required are approximately as follows:

                1998..............................................  $332,453
                1999..............................................   171,139
                2000..............................................    86,275
                2001..............................................    30,480
                2002..............................................    14,280
                                                                    --------
                                                                    $634,627
                                                                    ========

     The Company is also committed to pay its share of operating costs related to the premises leases.

                       TICKETMASTER CANADA HOLDINGS LTD.

                        (EXPRESSED IN CANADIAN DOLLARS)

 6. COMMITMENTS AND CONTINGENCY (CONTINUED)

     The Company has guaranteed certain obligations of a related company by virtue of common directors, in the amount of $207,000 which during 1997 filed for bankruptcy. The Company has not provided for the guarantee as the outcome is not determinable at this time.

 7. SUBSEQUENT EVENT

     Pursuant to an agreement dated May 13, 1997, all the outstanding share capital of the Company was purchased by Ticketmaster Group Inc.

                        PRO FORMA FINANCIAL INFORMATION
                          (EXPRESSED IN U.S. DOLLARS)

     As described in Note 4 of the January 31, 1997 Consolidated Financial Statements (included in the Company's Annual Report on Form 10-K, File No. 0-21631), the Company acquired (by purchase, redemption or otherwise) various Joint Venture partners', minority shareholders' and licensees' interests during fiscal 1997. Additionally, pursuant to an Agreement of Purchase and Sale of Stock, dated as of May 13, 1997, Ticketmaster acquired all of the issued and outstanding shares of capital stock of its Canadian licensee for a purchase price of Canadian $44,650,000 (approximately US $32,350,000) consisting of approximately Canadian $22,325,000 in cash and 1,115,531 non-voting, non-participating Class B Shares of Ticketmaster's new Canadian subsidiary (Exchangeable Common Stock). Upon the occurrence or satisfaction, as applicable, of certain specified events and conditions relating to operations in Canada, the purchase price will be increased by approximately 12.3%, payable on May 1, 1998, 50% in cash and 50% in additional Class B Shares for shares of the Canadian subsidiary. Holders of the Class B Shares have the right, at any time, to exchange such Class B Shares of Ticketmaster's new Canadian subsidiary into shares of Common Stock of Ticketmaster Group, Inc. on a one-for-one basis, subject to adjustment. In addition, Ticketmaster has the right to require such exchange to occur at any time on or after January 1, 2001, or earlier if certain specified events occur. Accordingly, the following pro forma financial information has been prepared to illustrate the effects of these acquisitions and the application of the proceeds of the Initial Public Offering completed on November 22, 1996. The pro forma financial information does not purport to represent what the Company's results of operations actually would have been if such transactions had in fact occurred on such dates. The pro forma adjustments are based on currently available information and upon certain assumptions that management believes are reasonable under certain circumstances. The pro forma financial information and accompanying notes should be read in conjunction with the Consolidated Financial Statements and related Notes thereto included in the Company's Annual Report on Form 10-K.

                            TICKETMASTER GROUP, INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                       FISCAL YEAR ENDED JANUARY 31, 1997
              (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)
                          (EXPRESSED IN U.S. DOLLARS)

                                                                             ACQUISITION
                                                ACQUISITIONS DURING FYE         DURING
                                                        1/31/97              FYE 1/31/98
                                              ---------------------------   --------------
                               TICKETMASTER    ACQUIRED    OTHER ACQUIRED    TICKETMASTER
                               CONSOLIDATED   TICKETING      BUSINESS-          CANADA        PRO FORMA       COMBINED
                                BUSINESSES    BUSINESSES   PACER/CATS/CCS   HOLDINGS, LTD.   ADJUSTMENTS      PRO FORMA
                               ------------   ----------   --------------   --------------   -----------     -----------
Revenue:
  Ticketing operations........ $    205,491    $ 26,878                        $ 25,763        $  (633)(1)   $   257,499
  Concession Control
    Systems...................       12,401                   $ 12,964                                            25,365
  Publications................       10,769         176                                                           10,945
  Merchandising...............        2,300                                                                        2,300
                               ------------    --------       --------         --------                      -----------
                                    230,961      27,054         12,964           25,763                          296,109
Operating costs, expenses and
  other items:
  Ticketing operations........      122,243      15,490                          13,708           (605)(2)       150,836
  Ticketing selling, general
    and administrative........       35,789       4,608                           7,976         (1,044)(3)        47,329
  Concession Control Systems
    operations................        7,377                     10,133                                            17,510
  Concession Control Systems
    selling, general and
    administrative............        5,995                      3,016                                             9,011
  Publications................       17,965         100                                                           18,065
  Merchandising...............        2,141                                                                        2,141
  Corporate general and
    administrative............       16,849                                                                       16,849
  Depreciation................        6,714         962            362              781            350(4)          9,169
  Amortization of goodwill....        2,356          30            142              159          1,903(5)          4,590
  Amortization other..........        3,474         162                              72          4,161(5)          7,869
  Equity in net loss(income)
    of unconsolidated
    affiliates................       (3,605)       (365)                             24            830(6)         (3,116)
                               ------------    --------       --------         --------                      -----------
         Operating Income.....       13,663       6,067           (689)           3,043                           15,856
Other expenses:
  Interest expense, net.......       11,508         (47)           484              133         (2,539)(7)         9,539
  Minority interests..........          300                                                       (219)(8)            81
  Gain on sale of
    unconsolidated
    affiliate.................       (3,195)                                                                      (3,195)
                               ------------    --------       --------         --------                      -----------
         Income (loss) before
           income taxes.......        5,050       6,114         (1,173)           2,910                            9,431
  Income tax provision........        3,258                                       1,375          1,983(9)          6,616
                               ------------    --------       --------         --------                      -----------
         Net (loss) income.... $      1,792    $  6,114       ($ 1,173)        $  1,535                      $     2,815
                               ============    ========       ========         ========                      ===========
Net income per share..........         0.10                                                                         0.11
                               ============                                                                  ===========
Weighted Average number of
  common shares
  outstanding(10).............   17,243,626                                                                   25,876,413
                               ============                                                                  ===========
Supplemental Financial
  Information:
  EBITDA(11).................. $     22,602                                                                  $    34,368
  Attributable EBITDA(12).....       28,299                                                                       39,211
  Net cash provided by
    operating activities......       15,585                                                                       35,714
  Net cash used in investing
    activities................      (43,752)                                                                     (46,364)
  Net cash provided by
    financing activities......       55,096                                                                       54,093

                            TICKETMASTER GROUP, INC.

           NOTES TO JANUARY 31, 1997 PRO FORMA FINANCIAL INFORMATION
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

 (1) Represents the elimination of license fees paid by Delaware Valley (Philadelphia) and Ticketmaster Canada Holdings Ltd. (Ticketmaster Canada) to Ticketmaster during the year and the elimination of the profit on equipment sold to Ticketmaster Canada.

 (2) Represents the elimination of license fees paid by Delaware Valley (Philadelphia) and Ticketmaster Canada to Ticketmaster during the year.

 (3) Represents the elimination shareholder bonuses paid under previous employment agreements to the prior owners of Ticketmaster Canada.

 (4) Represents depreciation arising from the purchase of the building which serves as corporate headquarters.

 (5) Represents amortization arising from the purchased user agreements and excess purchase price paid for the net assets of a joint venture partner's 50% equity interest in the European Joint Venture, a licensee's 100% equity interest in Nashville, Tennessee, a joint venture partner's 50% equity interest in Ticketmaster-Indiana, a licensee's 100% equity interest in Delaware Valley (Philadelphia), a minority shareholder's 20% equity interest in the Company's Florida operating subsidiary, a minority shareholder's 20% equity interest in the Company's Texas operating subsidiary, a licensee's approximately 50% equity interest in its Mexico licensee and a licensee's 100% equity interest in Canada. The purchased user agreements are being amortized using a discounted cash flow method through the expiration date of the underlying contracts, generally ranging from 3 to 10 years. The cost in excess of net assets acquired is being amortized over a 30 year period.

 (6) Represents the consolidation of income earned by Ticketmaster-Indiana and the European Joint Venture, aggregating $2,027, losses incurred by the Pacer Joint Venture, totaling $1,173 and $24 of losses incurred by an equity investment of Ticketmaster Canada (the equity investment was not part of the acquired business).

 (7) Represents the reduction in interest expense resulting from the repayment of indebtedness under the Company's Credit Agreement at rates of interest incurred by the Company during the year, approximately 7.0%, the reduction in interest expense related to debt not acquired in the Canadian transaction, at rates of interest of approximately 10.0%, and additional interest associated with additional borrowings under the Company's Credit Agreement for the Canadian acquisition at rates of interest incurred by the Company during the first quarter of fiscal 1998, approximately 6.7%.

 (8) Represents a decrease in the minority interests held by the minority shareholders in the Company's Florida and Texas operating subsidiaries.

 (9) Represents the related income tax effect of the pro forma adjustments utilizing a statutory Federal rate of 34% and a statutory rate for state and foreign taxes based on the rate in the applicable jurisdiction.

(10) Includes 15,310,405 weighted average common and common equivalent shares outstanding at January 31, 1996, 7,250,000 shares of Common Stock issued by the Company in connection with the Initial Public Offering, 21,167 of additional common stock equivalents at January 31, 1997, 1,862,069 and 317,241 shares of Common Stock issued in connection with the acquisition, by purchase, redemption or otherwise, of its joint venture partner's 50% equity interest in Ticketmaster-Indiana and the minority shareholder's 20% equity interest in the Company's Florida operating subsidiary, respectively, and 1,115,531 shares of exchangeable non voting, non participating common stock of a subsidiary of the Company issued in connection with the Canadian acquisition.

(11) Defined as revenue less operating costs before interest, taxes, depreciation and amortization. EBITDA does not represent cash flows from operations, as defined by generally accepted accounting principles,

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

     and should not be considered to be an alternative to net income as an indicator of operating performance or to cash flows from operations as a measure of liquidity. Management believes that an EBITDA presentation is an important factor in evaluating the amount of cash available for repayment of debt, future investments and dividends and in determining cash available for future distributions.

(12) Defined as Ticketmaster's pro rata share of its Consolidated Businesses and Unconsolidated Joint Ventures' revenue less operating costs before interest, taxes, depreciation and amortization. EBITDA does not represent cash flows from operations, as defined by generally accepted accounting principles, and should not be considered to be an alternative to net income as an indicator of operating performance or to cash flows from operations as a measure of liquidity. Management believes that an EBITDA presentation is an important factor in evaluating the amount of cash available for repayment of debt, future investments and dividends and in determining cash available for future distributions.